UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

FORMCAP CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28847	1006772219
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

50 West Liberty Street, Suite 880
Reno, Nevada	89501
(Address of Principal Executive Offices )	(Zip Code)

Registrant’s telephone number, including area code: (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 3.02 – PRESS RELEASE

FORMCAP ANNOUNCES OIL LEASE ASSIGNMENTS COMPLETED
“Drill Location Identified – Spud Date June 15, 2014”

April 23, 2014 – Reno, NV – FormCap Corp. (“FormCap” or “the Company”) (OTCQB: FRMC) announced today that the assignment of approximately 2400 acres of prospective oil and gas leases in five separate areas in Cowley County, Kansas has been completed. Each of the assigned leases are in areas that are in close proximity to oil fields that are currently in production.

The first location Formcap intends to drill on or before the spud date of June 15, 2014 is a direct offset to a well with significant historical production. Val Energy Inc., Wichita, Kansas, who have a rig on standby and designated for Cowley County will be the drilling contractor. Formcap’s leases in Cowley County are in close proximity to other companies in the area that include Sandridge Energy, Taos Resources, Fortune Oil & Gas Corp, Val Energy and Toto Energy among others.

Significant quantities of oil and gas have been discovered and produced in Cowley County in recent years. The prospects for oil production are excellent with multi-zone potential for both vertical and horizontal development. In addition to the Mississippian, zones producing in this area include the Layton, Lansing-Kansas City, Bartlesville, Stalnaker and the Arbuckle. Reservoir properties are excellent with good porosity and permeability in thicker accumulations of hydrocarbons. Total depths of approximately 4,000 feet provide drilling time of approximately seven (7) days with completed wells costing about $500,000 per vertical well.

The nearby Adam’s 35-1 well (Toto Energy) initial production rates of 80 bpd and the Bullock Lease, Cowley County (Val Energy) initial production rates of up to 400 bpd prove that the Formcap Leases are located in an area of successful oil production and the Company anticipates initial production rates of between 35 – 100 bpd depending on the thickness of the zones.

FormCap will have the option to purchase additional leases in Cowley County from Kerr and Keta under an Area of Mutual Interest (“AMI”), the terms of which are set forth in the Agreement. FormCap is required to drill one (1) well in each of the first two (2) years of the Lease term to maintain its interest in the Leases.

Additional information can be found at the Company website: www.formcapcorp.com

On behalf of the Board of Directors,
FormCap Corp. (OTCQB: FRMC)

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2014	FORMCAP CORP

By: /s/ Graham Douglas
Graham Douglas
Chief Executive Officer